UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
and Item 8.01. Other Events

The following release was issued by Caterpillar on October 14, 2005.

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October 14, 2005

FOR IMMEDIATE RELEASE

Caterpillar Forms New Remanufacturing Division in Support of
Enterprise Sustainability, Growth Goals

Peoria, Ill. - Caterpillar Inc. (NYSE: CAT) announced today the formation of a new Remanufacturing Division to support the company’s commitment to sustainable development and to achieving growth goals.

Steven L. Fisher, who was elected vice president effective Dec. 1, will lead the Remanufacturing Division. Fisher, 50, is currently president of Caterpillar Remanufacturing Services.

"The explosive growth and long-term potential for the remanufacturing business requires executive leadership," said Caterpillar Chairman and CEO Jim Owens. "Steve's strong background in accounting and cost management, and his proven experience helping grow this business through acquisitions and expanded services over the last two years, make him well suited to make this an even stronger business for Caterpillar."

Caterpillar is one of the world's largest remanufacturers, processing more than two million units annually and recycling more than 100 million pounds of remanufactured products each year. The company launched the remanufacturing business in the 1970s with engines and now offers remanufacturing services for a variety of products and components to serve Caterpillar and external clients.

Fisher has overseen three acquisitions and the formation of two strategic alliances during his tenure.

"We have a unique expertise that not only contributes to a sustainable environment, but demonstrates our commitment to helping customers lower their costs," Owens said. "Because of this, we expect the remanufacturing business to continue to be one of the largest growth opportunities for Caterpillar in the future."

Fisher joined Caterpillar in 1978 as an accounting trainee, gaining experience in cost accounting and investment analysis. He was named business resource manager for the company's fuel systems facility in 1991, moving to Performance Engine Products Division in 1995. He served as a cost management and business services manager in the Corporate Services Division from 1998 to 2001, where he was instrumental in mergers and acquisitions activity and in the development of the company's internal strategic consulting business. He joined the remanufacturing group in 2001.

Biographical Information

Steven L. Fisher

Steve Fisher is Caterpillar Remanufacturing Services president in the company's Product Support Division in Peoria, Ill., a position he's held since 2001. He has global responsibility for remanufacturing products and services for Caterpillar and external clients.

Fisher joined Caterpillar in 1978 as an accounting trainee. He held numerous accounting and cost management positions, serving as a business resource manager and cost and business analysis services manager. He was instrumental in mergers and acquisitions activity and in the development of the company's internal strategic consulting business while in corporate accounting. He joined the remanufacturing products group as general manager in 2001.

Fisher has a bachelor's degree in accounting from Bradley University, and is a certified public accountant. He completed the Duke University Advanced Management Program in 1999. He is a member of the Counseling & Family Services board of directors in Peoria, Ill.

About Caterpillar Inc.
For more than 80 years, Caterpillar Inc. has been building the world's infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2004 sales and revenues of $30.25 billion, Caterpillar is a technology leader and the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. More information is available at http://www.cat.com.

SAFE HARBOR
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "will," or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward looking statements based on a number of factors and uncertainties, including, but not limited to, changes in economic conditions, currency exchange rates or political stability; market acceptance of the company's products and services; significant changes in the competitive environment; changes in law, regulations and tax rates; and other general economic, business and financing conditions and factors described in more detail in the company's filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2004. We do not undertake to update our forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 14, 2005	By:	/s/ James B. Buda

James B. Buda
Vice President